UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)           August 8, 2006
Martin Marietta Materials, Inc.

(Exact Name of Registrant as Specified in Its Charter)
North Carolina

(State or Other Jurisdiction of Incorporation)

1-12744	56-1848578

(Commission File Number)	(IRS Employer Identification No.)

2710 Wycliff Road, Raleigh, North Carolina	27607

(Address of Principal Executive Offices)	(Zip Code)
(919) 781-4550

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     The Board of Directors of Martin Marietta Materials, Inc. (the “Corporation”) announced its appointment of C. Howard Nye as President and Chief Operating Officer of the Corporation effective as of August 21, 2006.
     Consistent with its arrangements with the Corporation’s other executive officers, the Corporation entered into an Employment Protection Agreement with Mr. Nye that provides certain protections to its executives in the event there is a change of control of the Corporation. Specifically, the agreement provides for specified severance payments and benefits in the event the executive’s employment is terminated under certain circumstances within the two-year period following a change in control or during the 30-day period following the second anniversary of the change in control. For further information on the terms of these agreements with Mr. Nye and other Corporation executives, reference is made to the information under the heading “Employment Protection Agreements” on page 36 of the Corporation’s Notice of 2006 Annual Meeting of Shareholders and Proxy Statement and to Exhibit 10.05 to the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.
Item 9.01.     Financial Statements and Exhibits.
     (d) Exhibits
     Exhibit 99.1      Press Release dated August 10, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC. (Registrant)

Date: August 10, 2006	By:	/s/ Anne H. Lloyd

Anne H. Lloyd Senior Vice President and Chief Executive Officer